Customers Bancorp
1015 Penn Avenue
Wyomissing, PA 19610
Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Investor Contact:
Robert Wahlman, CFO 610-743-8074

CUSTOMERS BANCORP REPORTS RECORD NET INCOME
FOR FULL YEAR 2013 AND Q4 2013

Wyomissing, PA — January 23, 2014 — Customers Bancorp, Inc. (NASDAQ: CUBI), the parent company of Customers Bank (collectively “Customers”), reported earnings of $32.7 million for the full year 2013 compared to earnings of $23.8 million for 2012, an increase of 37.3%.  Fully diluted earnings per share for 2013 was $1.43.  For the quarter ending December 31, 2013 (“Q4 2013”) Customers reported earnings of $9.0 million compared to earnings of $7.6 million for the quarter ended December 31, 2012 (“Q4 2012”), an increase of 19.1%.  Q4 2013 fully diluted earnings per share was $0.36.  Total shares outstanding at December 31, 2013 were 24.2 million, up from 18.5 million at December 31, 2012.

The financial highlights for full year 2013 included:

•	Net interest income was $103.2 million in 2013, up $31.4 million from $71.8 million in 2012, an increase of 43.8%.

•	Total revenues (net interest income plus non-interest income) after provisions for loan losses grew from $86.7 million in 2012 to $124.3 million in 2013, an increase of 43.3%.

•	Loans receivable (not covered by FDIC loss share) were $2.4 billion at December 31, 2013, up from $1.2 billion at December 31, 2012, and increase of $1.2 billion (100.0%).

•	Loans held for sale (principally mortgage warehouse loans) were $747.6 million at December 31, 2013, a decrease of $692.3 million (48.1%) from the $1.4 billion outstanding at December 31, 2012.

•
Non-performing loans not covered by FDIC loss share were $13.5 million at December 31, 2013, a decrease of $8.8 million (39.5%) from the December 31, 2012 non-performing non-covered amount of $22.3 million.

•	Demand deposits increased $258.4 million (117.6%) during 2013 to $478.1 million. Total deposits increased $519.1 million (21.3%) during 2013 to $3.0 billion.

•	Tangible common equity was $382.9 million as of December 31, 2013, an increase of 44.1% ($117.1 million) from $265.8 million as of December 31, 2012.

•	Total assets at December 31, 2013 were $4.2 billion, up 29.7% from the December 31, 2012 balance of $3.2 billion.

The financial highlights for Q4 2013 included:

•	Net interest income was $27.7 million in Q4 2013, up $6.0 million from $21.7 million in Q4 2012, an increase of 27.8%.

•	Total revenues (net interest income plus non-interest income) after provisions for loan losses grew from $24.5 million in Q4 2012 to $36.1 million in Q4 2013, an increase of 47.2%.

•
Capital ratios1 remained strong and improved year over year, with Tier 1 Leverage of 10.11%, and Total Risk-Based Capital of 13.16%, at December 31, 2013 compared to Tier 1 Leverage of 9.30%, and Total Risk-Based Capital of 11.26%, at December 31, 2012.

“2013 was a year of great achievement for Customers as we successfully implemented key strategies on several fronts while enhancing our profitability,” stated Jay Sidhu, Chairman and CEO of Customers Bancorp, Inc.  “We generated record earnings while for the first time listing Customers on a national exchange, increased capital by over $115 million, added banking teams in key markets of New York City, Boston, Philadelphia and Providence, adopted a client-centric single-point-of-contact business model, and generated double-digit loan and deposit growth.  We enter 2014 focused on continued organic growth of our businesses and building book value, and Customers’ team members are excited about our prospects to further build our business and serve all of our communities in 2014.  I expect the Company to continue to outperform the industry through the organic growth of loans and deposits.”

Robert Wahlman, Executive Vice President and CFO, stated, “During 2013 we overcame a $700 million decrease in mortgage warehouse balances to grow total assets by $952 million, and achieved record earnings of $32.7 million for the year and $9.0 million for the 4th quarter.  We also achieved the earnings per share expectations despite increasing our shares outstanding by nearly one-third during the year.  Our 2014 success results from the execution of our strategies to maintain very strong asset quality, grow our loan assets by focusing on our customers using a single-point-of-contact client service strategy, and control our expenses.  We have mapped our strategies to further improve performance in 2014, and our team members are already executing on those strategies.”

1 Tier 1 Leverage and Total Risk-Based Capital at December 31, 2013 are estimated.

EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per-share data)
	Q4	Q3	Q4
	2013	2013	2012

Net income available to common shareholders	$9,010	$8,268	$7,568
Diluted earnings per share	$0.36	$0.33	$0.40
Average shares outstanding	24,527,087	24,678,317	18,459,502

Return on average assets	0.93%	0.90%	1.06%
Return on average common equity	9.10%	8.56%	11.32%
Equity to assets	9.31%	9.91%	8.42%
Net interest margin, tax equivalent	3.07%	3.14%	3.20%
Reserves to non performing loans (NPL's)	152.90%	157.60%	106.50%

Book value per common share (period end)	$15.96	$15.75	$14.60
Period end stock price	$20.46	$16.10	$14.50

Net Income, Earnings Per Share and Book Value

Q4 2013 net income of $9.0 million is up $0.7 million, or 9.0%, from Q3 2013, and up $1.4 million, or 19.1%, from Q4 2012.  Q4 2013 diluted earnings per share of $0.36 is up $0.03 cents (nearly 10%) from the Q3 2013 earnings per share of $0.33.  Customers’ book value per share increased to $15.96 in Q4 2013 (up 1.4%) from $15.75 in Q3 2013, and $14.60 (up 10.0%) in Q4 2012.  The record net income for 2013 and Q4 2013 is primarily due to increased net interest income, fueled by net loan growth while maintaining asset quality and strong growth of low cost deposits through the year.  The increasing book value reflects Customers strategic commitment to consistently maintain and grow book value per share.

Net Interest Margin

The net interest margin decreased 7 basis points to 3.07% in Q4 2013 compared to Q3 2013, and decreased 12 basis points from Q4 2012.  The Q4 2013 net interest margin decrease from Q3 2013 is principally due to decreasing yields on the mortgage warehouse portfolio as competition heats up in this market, increased volume and marginally lower yields in the multi-family lending product as Customers aggressively grows this loan portfolio segment, and growing the investment securities portfolio which produces less than the average yield on loans.

Non-Interest Income

Q4 2013 non-interest income of $7.9 million was up $3.1 million compared to $4.9 million in Q3 2013, and up $3.4 million compared to $4.5 million in Q4 2012.  Q4 2013 non-interest income is higher than the past noted periods largely due to income recognized on mortgage loans of $1.1 million as Customers initiated its mortgage banking activities and a gain of $1.3 million on securities sold to strategically reduced interest rate risk in the investment portfolio, offset in part by reduced mortgage warehouse transaction fees as a result of decreased mortgage warehouse loan balances and activity as refinancing activity declined when long term market interest rates increased in Q3 2013.

Non-Interest Expense

Operating expenses in Q4 2013 of $22.3 million increased $4.0 million compared to Q3 2013 operating expenses of $18.3 million.  Q4 2013 operating expenses support significantly greater business activities as Customers is investing in its C&I lending and mortgage banking businesses, resulting in increased compensation, occupancy, technology, and other operating expenses.  The Q4 2013 expenses also include a $1.6 million increase over Q3 2013 for costs incurred in connection with the previously disclosed Department of Justice investigation to resolve certain alleged redlining violations, enhance technological barriers to cyber-fraud attempts, and pay other regulatory costs.

Provision for Loan Losses and Asset Quality

The Q4 2013 provision for loan losses was ($0.5) million, compared to a Q3 2013 provision of $0.8 million, and a Q4 2012 provision of $1.6 million.  Beginning in Q4 2013, the provision for loan losses is being reported net of the amount of estimated credit losses on covered loans to be recovered from the Federal Deposit Insurance Corporation (the “FDIC”) pursuant to specific purchase and assumption, or loss sharing, agreements.  Prior period amounts have been reclassified to be consistent with the Q4 2013 presentation.  Previously the amount recoverable from the FDIC had been reported as a separate amount in non-interest income.  The Q4 2013 provision reflects a provision of $2.2 million for asset growth and a $1.1 million reduction of the FDIC indemnification asset as a result of collections on two loans covered by the FDIC purchase and assumption agreements, offset by reductions of the provision for loan losses for payoffs on loans with specific reserves of $1.4 million, better sustained performance of residential mortgage loans compared to previously estimated performance of $0.4 million, improved performance estimate of a purchased commercial loan pool of $1.0 million, and generally decreased delinquencies and improved performance of the loan portfolio of approximately $1.0 million.

Customers seperates its loan portfolio into “covered” and “non-covered” loans for purposes of analyzing and managing asset quality.  Covered loans are those loans that are covered by an FDIC purchase and assumption, or loss sharing, agreements, and for which Customers is reimbursed 80% of allowable incurred losses.  Covered loans totaled $66.7 million as of December 31, 2013, and $107.5 million as of December 31, 2012.  Non-accrual covered loans totaled $5.6 million at December 31, 2013 compared to $10.5 million at December 31, 2012.  Covered real estate owned totaled $7.0 million as of December 31, 2013 compared to $4.1 million as of December 31, 2012.

Non-covered loans are all loans not covered by the FDIC agreements.  Non-covered loans includes loans accounted for as held for sale as well as loans accounted for as held for investment.  Non-covered loans totaled $3.1 billion as of December 31, 2013, and $2.7 billion as of December 31, 2012.  Non-accrual non-covered loans totaled $13.5 million (0.43% of total non-covered loans) as of December 31, 2013 and $22.3 million (0.84%) as of December 31, 2012.  Non-covered loans 30 to 89 days delinquent at December 31, 2013 totaled $9.4 million, or 0.3% of non-covered loans.

Conference Call

Date:	January 23, 2014
Time:	2:00 pm ET
US Dial-in:	877-941-2068
International Dial-in:	480-629-9712
Conference ID:	4662763
Webcast:	http://public.viavid.com/index.php?id=107501

Institutional Background

Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank.  Customers Bank is a community-based, full-service bank with assets of approximately $4.2 billion.  A member of the Federal Reserve System and deposits insured by the Federal Deposit Insurance Corporation (“FDIC”), Customers Bank provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, Massachusetts, and New Jersey.  Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as a continually expanding portfolio of loans to small businesses, multifamily projects, mortgage companies and consumers.

Customers Bancorp, Inc. is listed on the NASDAQ exchange under the symbol CUBI.  Additional information about Customers Bancorp, Inc. can be found on the company’s website, www.customersbank.com.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” which are made in good faith by Customers Bancorp, Inc., pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, as updated by subsequently filed Forms 10-Q, as well as any changes in risk factors that may be identified in its quarterly or other reports filed with the SEC. Customers Bancorp, Inc. does not undertake to update any forward looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)

	Q4	Q3	Q4	Full Year	Full Year
	2013	2013	2012	2013	2012
Interest income:
Loans held for sale	$6,604	$9,495	$11,837	$38,140	$15,950
Loans receivable, including fees	24,801	22,485	14,550	82,580	70,510
Investment securities	2,980	1,423	731	6,314	6,731
Other	112	148	127	482	352
Total interest income	34,497	33,551	27,245	127,516	93,543

Interest expense:
Deposits	5,279	5,470	5,389	21,020	21,076
Federal funds purchased	2	20	2	101	10
Other borrowings	1,522	1,057	189	3,180	675
Total interest expense	6,803	6,547	5,580	24,301	21,761
Net interest income	27,694	27,004	21,665	103,215	71,782
Provision for loan losses	(512)	750	1,567	2,236	14,270
Net interest income after provision for loan losses	28,206	26,254	20,098	100,979	57,512

Non-interest income:
Deposit fees	187	198	124	675	481
Mortgage warehouse transactional fees	2,335	3,090	3,461	12,962	12,289
Bank-owned life insurance income	824	615	385	2,482	1,332
Gain on sale of investment securities	1,274	-	12	1,274	9,017
Mortgage banking income	1,142	-	-	1,142	-
Gain/(loss) on sale of SBA loans	450	(6)	89	852	357
Other	1,703	958	365	3,956	5,753
Total non-interest income	7,915	4,855	4,436	23,343	29,229

Non-interest expense:
Salaries and employee benefits	10,625	8,963	6,773	35,493	23,846
Occupancy	2,520	2,289	1,879	8,829	6,816
Technology, communication and bank operations	1,307	1,121	769	4,330	2,805
Advertising and promotion	301	450	373	1,274	1,219
Professional services	2,399	1,191	995	5,548	3,468
FDIC assessments, taxes, and regulatory fees	2,058	1,105	832	5,568	3,037
Other real estate owned expense(income)	403	401	(624)	1,365	(85)
Loan workout expenses	570	928	723	2,245	2,243
Merger related expenses	132	86	63	352	90
Stock offering expenses	-	-	-	-	1,437
Loss contingency	-	-	-	2,000	-
Other	1,986	1,813	1,662	7,020	5,775
Total non-interest expense	22,301	18,347	13,445	74,024	50,651
Income before tax expense	13,820	12,762	11,089	50,298	36,090
Income tax expense	4,810	4,494	3,521	17,604	12,272
Net income	$9,010	$8,268	$7,568	$32,694	$23,818

Basic earnings per share	$0.37	$0.34	$0.41	$1.47	$1.78
Diluted earnings per share	0.36	0.33	0.40	1.43	1.73

CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)

	December 31,	September 30,	December 31,
	2013	2013	2012
ASSETS
Cash and due from banks	$59,339	$88,332	$12,908
Interest earning deposits	173,729	167,321	173,108
Cash and cash equivalents	233,068	255,653	186,016
Investment securities available for sale, at fair value	497,573	497,566	129,093
Loans held for sale	747,593	917,939	1,439,889
Loans receivable not covered by Loss Sharing Agreements with the FDIC	2,398,353	2,018,532	1,216,941
Loans receivable covered under Loss Sharing Agreements with the FDIC	66,725	81,255	107,526
Allowance for loan losses	(23,998)	(26,800)	(25,837)
Total loans receivable, net (excluding loans held for sale)	2,441,080	2,072,987	1,298,630
FHLB, Federal Reserve Bank, and other stock	42,424	19,113	30,163
Accrued interest receivable	8,362	7,866	5,790
FDIC loss sharing receivable	10,046	11,038	12,343
Bank premises and equipment, net	11,625	11,055	9,672
Bank-owned life insurance	104,433	85,991	56,191
Other real estate owned	12,265	13,601	8,114
Goodwill and other intangibles	3,676	3,680	3,689
Other assets	41,028	28,623	21,644
Total assets	$4,153,173	$3,925,112	$3,201,234

LIABILITIES AND SHAREHOLDERS' EQUITY
Demand, non-interest bearing	$478,103	$671,211	$219,687
Interest Bearing Deposits	2,481,819	2,572,101	2,221,131
Total deposits	2,959,922	3,243,312	2,440,818
Federal funds purchased	13,000	-	5,000
Other borrowings	771,750	237,250	473,000
Accrued interest payable and other liabilities	21,878	55,665	12,941
Total liabilities	3,766,550	3,536,227	2,931,759

Common stock	24,756	24,742	18,507
Additional paid in capital	307,231	306,183	212,090
Retained earnings	71,008	61,997	38,314
Accumulated other comprehensive (loss) income	(8,118)	(3,537)	1,064
Cost of treasury stock	(8,254)	(500)	(500)
Total shareholders' equity	386,623	388,885	269,475
Total liabilities & shareholders' equity	$4,153,173	$3,925,112	$3,201,234

Average Balance Sheet / Net Interest Margin
(Dollars in thousands)
	Three Months Ended December 31,
	2013		2012
	Average Balance	Average yield or cost (%)	Average Balance	Average yield or cost (%)
Assets
Interest earning deposits	$177,222	0.25%	$202,176	0.25%
Investment securities	479,511	2.49%	129,960	2.25%
Loans held for sale	706,899	3.71%	1,235,067	3.81%
Loans	2,255,932	4.36%	1,160,523	4.99%
Less: Allowance for loan losses	(26,630)		(25,617)
Total interest earning assets	3,592,934	3.81%	2,702,109	4.01%
Non-interest earning assets	242,660		127,063
Total assets	$3,835,594		$2,829,172

Liabilities
Interest checking	$54,668	0.77%	$41,285	0.45%
Money market	1,229,007	0.64%	979,648	0.69%
Other savings	31,626	0.42%	22,372	0.50%
Certificates of deposit	1,201,791	1.04%	1,162,063	1.24%
Total interest bearing deposits	2,517,092	0.83%	2,205,368	0.97%
Other borrowings	338,465	1.79%	105,799	0.72%
Total interest bearing liabilities	2,855,557	0.95%	2,311,167	0.96%
Non-interest bearing deposits	572,865		245,881
Total deposits & borrowings	3,428,422	0.79%	2,557,048	0.87%
Other non-interest bearing liabilities	14,407		6,301
Total liabilities	3,442,829		2,563,349
Shareholders' equity	392,765		265,823
Total liabilities and shareholders' equity	$3,835,594		$2,829,172

Net interest margin		3.06%		3.19%
Net interest margin tax equivalent		3.07%		3.20%

Asset Quality as of December 31, 2013
(Dollars in thousands)
Loan Type	Total Loans	Non Accrual /NPL's	Other Real Estate Owned	Non Performing Assets (NPA's)	Allowance for loan losses	Credit Mark	Cash Reserve	Total Credit Reserves	NPA's/Total Loans	Total Reserves to Total NPA's
Pre September 2009 Originated Loans
Legacy	$74,344	$9,468	$3,754	$13,222	$2,386	$-	$-	$2,386	17.79%	18.05%
Troubled debt restructurings (TDR's)	1,692	714		714	56			56	42.20%	7.84%
Total Pre September 2009 Originated Loans	76,036	10,182	3,754	13,936	2,442	-	-	2,442	18.33%	17.52%

Originated Loans (Post 2009)
Warehouse	4,743	-	-	-	36			36	0.00%	0.00%
Manufactured Housing	4,179	-	-	-	84			84	0.00%	0.00%
Commercial	801,229	511	-	511	5,936			5,936	0.06%	1161.64%
MultiFamily	1,056,696	-	-	-	4,227			4,227	0.00%	0.00%
Consumer/ Mortgage	118,742	-	-	-	457			457	0.00%	0.00%
Total Originated Loans	1,985,589	511	-	511	10,740	-	-	10,740	0.03%	2101.76%

Acquired Loans
Berkshire	11,832	2,373	1,201	3,574	510			510	30.21%	14.27%
Total FDIC (covered and non covered)	42,265	5,649	6,953	12,602	924			924	29.82%	7.33%
Manufactured Housing	128,155	0	356	356	-		3,086	3,086	0.28%	868.04%
Flagstar (Commercial)	139,582	-	-	-	-			-	0.00%	0.00%
TDR's	2,929	447	-	447	135			135	15.26%	30.20%
Total Acquired Loans	324,763	8,469	8,510	16,979	1,569	-	3,086	4,655	5.23%	27.42%

Acquired Purchased Credit Impaired Loans
Berkshire	50,329	-	-	-	4,241	(2,161)		2,080	0.00%	0.00%
Total FDIC - Covered	24,475	-	-	-	4,476	(49)		4,427	0.00%	0.00%
Manufactured Housing 2011	5,478	-	-	-	530	4,423		4,953	0.00%	0.00%
Total Acquired Purchased Credit Impaired Loans	80,282	-	-	-	9,247	2,213	-	11,460	0.00%	0.00%
Unamortized fees/discounts	(1,592)								0.00%	0.00%
Total Loans Held for Investment	2,465,078	19,162	12,264	31,426	23,998	2,213	3,086	29,297	1.27%	93.23%
Total Loans Held for Sale	747,593	-	-	-	-	-	-	-	0.00%	0.00%
Total Portfolio	$3,212,671	$19,162	$12,264	$31,426	$23,998	$2,213	$3,086	$29,297	0.98%	93.23%